EXHIBIT 10 (1)

                         PLAYTEX 1994 STOCK OPTION PLAN

                  FOR DIRECTORS AND EXECUTIVE AND KEY EMPLOYEES

                                       OF

                             PLAYTEX PRODUCTS, INC.

                       (AS AMENDED THROUGH #8-APRIL, 2001)

      Playtex Products, Inc. (known at the date of adoption of this Stock Option Plan as Playtex FP Group Incorporated), a corporation organized under the laws of the State of Delaware, hereby adopts this Stock Option Plan for Directors and Executive and Key Employees of Playtex Products, Inc. The purposes of this Plan are as follows:

      (1) To further the growth, development and financial success of the Company by providing additional incentives to certain of its directors and executive and other key Employees who have been or will be given responsibility for the management or administration of the Company's business affairs, by assisting them to become owners of the Company's Common Stock and thus to benefit directly from its growth, development and financial success.

      (2) To enable the Company to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of the Company's Common Stock under options, including options that are intended to qualify as "incentive stock options" under Section 422 of the Code.


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                                    ARTICLE I

                                   DEFINITIONS

      Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates. 1

SECTION 1.1 - BOARD

      "Board" shall mean the Board of Directors of the Company.

SECTION 1.2 - CODE

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

SECTION 1.3 - COMMITTEE

      "Committee" shall mean the Stock Option Committee of the Board, appointed as provided in Section 7.1.

SECTION 1.4 - COMPANY

      "Company" shall mean Playtex Products, Inc. (known at the date of adoption of this Stock Option Plan as Playtex FP Group Incorporated). In addition, "Company" shall mean any corporation assuming, or issuing new employee stock options in substitution for, Incentive Stock Options, outstanding under Plan, in a transaction to which Section 424(a) of the Code applies.

SECTION 1.5 - DIRECTOR

      "Director" shall mean a member of the Board.

SECTION 1.6 - DISINTERESTED DIRECTOR

      "Disinterested Director" shall mean a Director who is a "disinterested person" as defined by Rule 16b-3 and an "outside director" as described in Code
Section 162(m)(4)(C)(i).

SECTION 1.7 - EMPLOYEE

      "Employee" shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the
Code) of the Company, or of any corporation which is then a Parent Corporation or a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.


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SECTION 1.8 - EXCHANGE ACT

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

SECTION 1.9 - EXECUTIVE OFFICERS

      "Executive Officers" shall mean (a) the Chief Executive Officer of the Company (or the individual acting in such capacity) and (b) the four highest compensated Officers of the Company (other than the Chief Executive Officer) whose total compensation is required to be reported to the Company's shareholders under the Exchange Act.

SECTION 1.10 - INCENTIVE STOCK OPTION

      "Incentive Stock Option" shall mean an Option which qualifies under
Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee.

SECTION 1.11 - NON-QUALIFIED OPTION

      "Non-Qualified Option" shall mean an Option which is not an Incentive Stock Option and which is designated as a Non-Qualified Option by the Committee.

SECTION 1.12 - OFFICER

      "Officer" shall mean an officer of the Company, as defined in Rule 16a-l(f) under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.13 - OPTION

      "Option" shall mean an option to purchase Common Stock of the Company, granted under the Plan. "Options" includes both Incentive Stock Options and Non-Qualified Options.

SECTION 1.14 - OPTIONEE

      "Optionee" shall mean an Employee or a Director to whom an Option is granted under the Plan.

SECTION 1.15 - PARENT CORPORATION

      "Parent Corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


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SECTION 1.16 - PLAN

      "Plan" shall mean this Playtex 1994 Stock Option Plan for Directors and Executive and Key Employees of Playtex Products, Inc.

SECTION 1.17 - RULE 16b-3

      "Rule 16b-3" shall mean that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended in the future.

SECTION 1.18 - SECRETARY

      "Secretary" shall mean the Secretary of the Company.

SECTION 1.19 - SECURITIES ACT

      "Securities Act" shall mean the Securities Act of 1933, as amended.

SECTION 1.20 - STOCK APPRECIATION RIGHT

      "Stock Appreciation Right" shall mean a stock appreciation right granted under the Plan.

SECTION 1.21 - SUBSIDIARY

      "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

SECTION 1.22 - TERMINATION OF EMPLOYMENT

      "Termination of Employment" shall mean the time (i) the term of a Director is terminated for any reason or (ii) the employee-employer relationship between the Optionee and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all other matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of
Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section.


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                                   ARTICLE II

                             SHARES SUBJECT TO PLAN

SECTION 2.1 - SHARES SUBJECT TO PLAN

      The shares of stock subject to Options and Stock Appreciation Rights shall be shares of the Company's $.01 per value Common Stock. Subject to adjustment as provided in Sections 2.4 and 4.6 of the Plan: the aggregate number of such shares which may be issued upon exercise of Options and Stock Appreciation Rights shall not exceed 9,047,785; and the maximum number of shares with respect to which Options and Stock Appreciation Rights may be granted to any employee under the Plan shall not exceed 4,000,000 in any calendar year or in total; provided, that shares which may be issued upon exercise of Options or Stock Appreciation Rights which expire or are canceled (whether pursuant to Section 3.3(b) or otherwise) shall, solely to the extent required by Code Section 162(m), be counted against this limitation.

SECTION 2.2 - UNEXERCISED OPTIONS

      If any Option expires or is canceled (other than upon exercise of a related Stock Appreciation Right) without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1.

SECTION 2.3 - EXERCISED STOCK APPRECIATION RIGHTS

      Notwithstanding Section 2.2, to the extent that a Stock Appreciation Right shall have been exercised for cash, the number of shares subject to the related Option, or portion thereof, may again be optioned hereunder, subject to the limitations of Section 2.1.

SECTION 2.4 - CHANGES IN COMPANY'S SHARES

      In the event that the outstanding shares of Common Stock of the Company are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted, including adjustments of the limitations in
Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options.


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                                   ARTICLE III

                               GRANTING OF OPTIONS

SECTION 3.1 - ELIGIBILITY

      Any Director or executive or other key Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary shall be eligible to be granted Options, except as provided in Section 3.2. Any Director who is a member of the Committee shall only be granted options pursuant to Section 3.3(c).

SECTION 3.2 - QUALIFICATION OF INCENTIVE STOCK OPTIONS

      No Incentive Stock Option shall be granted unless such Option, when granted, qualifies as an "incentive stock option" under Section 422 of the Code.

SECTION 3.3 - GRANTING OF OPTIONS

      (a) The Committee shall from time to time, in its absolute discretion:

            (i) Determine which Employees are executive or other key Employees and select from among the Directors who are not members of the Committee and the executive or other key Employees (including those to whom Options and/or Stock Appreciation Rights have been previously granted under the Plan) such of them as in its opinion should be granted Options; and

            (ii) Determine the number of shares to be subject to such Options granted to such selected Directors or executive or other key Employees, and determine whether, in the case of such executive or other key Employees, such Options are to be Incentive Stock Options or Non-Qualified Options; and

            (iii) Determine the terms and conditions of such Options, consistent with the Plan.

      (b) Upon the selection of a Director or an executive or other key Employee to be granted an Option pursuant to Section 3.3(a), the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to a Director or an Employee that the Director or Employee surrender for cancellation some or all of the unexercised Options which have been previously granted to him.

An Option the grant of which is conditioned upon such surrender may have an Option price lower (or higher) than the Option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without


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regard to the number of shares, price, Option period or any other term or condition of the surrendered Option.

      (c) The Secretary shall issue to each Director who is a member of the Committee,

            (i) on of the date of commencement of his first term as a Director, 9,000 Options, twenty percent of which shall become exercisable on each of the first five anniversaries of the day of grant,

            (ii) on the first anniversary of the date of commencement of his first term as a Director, so long as such person is a Director at such time, 8,000 Options, twenty-five percent of which shall become exercisable on each of the first four anniversaries of the day of grant, and

            (iii) on the second anniversary of the date of commencement of his first term as a Director, so long as such person is a Director at such time, 8,000 Options, thirty-three and a third percent of which shall become exercisable on each of the first three anniversaries of the day of grant, at an exercise price per Option equal to the fair market value of a share of the Company's Common Stock, as defined in Section 4.2(b), on the day the Option was granted.


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                                   ARTICLE IV

                                TERMS OF OPTIONS

SECTION 4.1 - OPTION AGREEMENT

      Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with the Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as "incentive stock options" under Section 422 of the Code.

SECTION 4.2 - OPTION PRICE

      (a) Except with respect to Options granted pursuant to Section 3.3(c), the price of the shares subject to each Option shall be set by the Committee; provided, however, that the price per share shall be not less than 100% of the fair market value of such shares on the date such Option is granted; provided, further, that, in the case of an Incentive Stock Option, the price per share shall not be less than 110% of the fair market value of such shares on the date such Option is granted in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation.

      (b) For purposes of the Plan, the fair market value of a share of the Company's Common Stock as of a given date shall be: (i) the closing price of a share of the Company's Common Stock on the principal exchange on which shares of the Company's Common Stock are then trading, if any, on the day previous to such date, or, if shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if such Common Stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the Company's Common Stock is then listed as a National Market Issue under the NASD National Market System) or
(2) the mean between the closing representative bid and asked prices (in all other cases) for the Company's Common Stock on the day previous to such date as reported by NASDAQ or such successor quotation system; or (iii) if such Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the Company's Common Stock, on the day previous to such date, as determined in good faith by the Committee; or (iv) if the Company's Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith.


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SECTION 4.3 - COMMENCEMENT OF EXERCISABILITY

      (a) Except as the Committee may otherwise provide with respect to Options granted to Employees who are not Officers, no Option may be exercised in whole or in part during the first year after such Option is granted.

      (b) Except with respect to Options granted pursuant to Section 3.3(c), and subject to the provisions of Sections 4.3(a), 4.3(c), 4.3(d) and 8.3, Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each individual Option; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Sections 4.3(a), 4.3(c), 4.3(d) and 8.3, accelerate the time at which such Option or any portion thereof may be exercised.

      (c) No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

      (d) To the extent that the aggregate fair market value of stock with respect to which "incentive stock options" (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company, any Subsidiary and any Parent Corporation) exceeds $100,000, such options shall be taxed as Non-Qualified Options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted. For purposes of this Section 4.3(d), the fair market value of stock shall be determined as of the time the option with respect to such stock is granted.

SECTION 4.4 - EXPIRATION OF OPTIONS

      (a) No Option may be exercised to any extent by anyone after the first to occur of the following events:

            (i) The expiration of ten years from the date the Option was granted; or

            (ii) With respect to an Incentive Stock Option in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company, any Subsidiary or any Parent Corporation, the expiration of five years from the date the Incentive Stock Option was granted; or

            (iii) Except in the case of any Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of three months from the date of the Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said three-month period; or

            (iv) In the case of an Optionee who is disabled (within the meaning of Section


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22(e)(3) of the Code), the expiration of one year from the date of the
Optionee's Termination of Employment for any reason other than such Optionee's death unless the Optionee dies within said one-year period; or

            (v) The expiration of one year from the date of the Optionee's death.

      (b) Subject to the provisions of Section 4.4(a), the Committee shall provide, in the terms of each individual Option, when such Option expires and becomes unexercisable; and (without limiting the generality of the foregoing) the Committee may provide in the terms of individual Options that said Options expire immediately upon a Termination of Employment for any reason.

SECTION 4.5 - CONSIDERATION

      The consideration for the granting of an Option shall be the Optionee's continued rendering of services to the Company, a Parent Corporation or a Subsidiary after the Option is granted. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause.

SECTION 4.6 - ADJUSTMENTS IN OUTSTANDING OPTIONS

      In the event that the outstanding shares of the stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share; provided, however, that, in the case of Incentive Stock Options, each such adjustment shall be made in such manner as not to constitute a "modification" within the meaning of
Section 424(h)(3) of the Code. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons.

SECTION 4.7 - MERGER, CONSOLIDATION, ACQUISITION, LIQUIDATION OR DISSOLUTION

      Notwithstanding the provisions of Section 4.6, in its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any Option that such Option cannot be exercised after the merger or the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the


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Company's then outstanding voting stock, the acquisition of Common Stock from the Haas Wheat group (the "Purchasers") of 25% or more of the Company's Voting Securities (all such terms as defined in the Stock Purchase Agreement dated March 17, 1995) ("The Agreement"), the change in the majority of the Board of Directors of the Company during any period of two consecutive years (excepting, however, such new directors elected by or nominated by either a majority of all the Directors or a majority of the Directors on either the "Purchaser Nominating Committee" or the "Non-Purchaser Nominating Committee" as such terms are defined by the Agreement, in each case who were either directors at the beginning of such period or were previously so elected or nominated), or the liquidation or dissolution of the Company and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, Board change, liquidation or dissolution, that, for some period of time prior to such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3(a), Section 4.3(b) and/or any installment provisions of such Option, but subject to Section 4.3(d).


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                                    ARTICLE V

                               EXERCISE OF OPTIONS

SECTION 5.1 - PERSON ELIGIBLE TO EXERCISE

      During the lifetime of the Optionee, only he may exercise an Option (or any portion thereof) granted to him. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

      Notwithstanding the foregoing, any Optionee may, at any time after April 1, 1998, transfer any Nonqualified Option or portion thereof to a Permitted Transferee (as defined in (d) below), subject to the following:

      (a) Such transfer shall be permitted only if the Optionee does not receive any consideration for the transfer.

      (b) Such transfer shall not be effective unless and until the Optionee has furnished the Committee with written notice of the transfer and copies of all documents evidencing the transfer.

      (c) Any Nonqualified Option or portion thereof transferred by an Optionee to a Permitted Transferee may be exercised by the Permitted Transferee to the same extent as the Optionee would have been entitled to exercise it, and shall remain subject to all of the terms and conditions that would have applied to such Nonqualified Option under the provisions thereof and this Plan, if the Optionee had not transferred the Nonqualified Option or portion thereof to the Permitted Transferee.

      (d) As used herein, the term "Permitted Transferee" shall mean, with respect to any Optionee, (i) one or more members of his or her Immediate Family,
(ii) a trust solely for the benefit of the Optionee and/or one or more members of his or her Immediate Family, or (iii) a partnership or limited liability company whose only partners or members are the Optionee and/or one or more members of his or her Immediate Family. For this purpose, members of an Optionee's "Immediate Family" shall include his or her spouse, children or grandchildren (including adopted children and grandchildren and step-children and step-grandchildren).

      To the extent that the terms of the Stock Option Agreement for any Nonqualified Option granted prior to April 1, 1998 prohibited the transfer of such Nonqualified Option, the terms of such Agreement shall be deemed to be automatically amended effective as of April 1, 1998 to permit such Nonqualified Option to be transferred in accordance with the provisions set forth above.


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SECTION 5.2 - PARTIAL EXERCISE

      At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under the Plan or the applicable Stock Option Agreement, such Option or portion thereof may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee may, by the terms of the Option, require any partial exercise to be with respect to a specified minimum number of shares.

SECTION 5.3 - MANNER OF EXERCISE

      An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

      (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

      (b) (i) Full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised; or

            (ii) With the consent of the Committee, (A) Shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company or
(B) except with respect to Incentive Stock Options and subject to the timing requirements of Section 5.4, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option, with a fair market value (as determined under Section 4.2(b)) on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

            (iii) With the consent of the Committee, a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Committee. The Committee may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

            (iv) With the consent of the Committee, any combination of the consideration provided in the foregoing subsections (i), (ii) and (iii); and

      (c) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; with the consent of the Committee,
(i) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer or (ii) except with respect to Incentive Stock


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Options and subject to the timing requirements of Section 5.4, shares of the
Company's Common Stock issuable to the optionee upon exercise of the Option, valued in accordance with Section 4.2(b) at the date of Option exercise, may be used to make all or part of such payment;

      (d) Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

      (e) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 5.4 - CERTAIN TIMING REQUIREMENTS

      Shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option price or the tax withholding consequences of such exercise only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the Optionee to use shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes (subject to the approval of the Committee) made at least six months prior to the payment of such Option price or withholding taxes.

SECTION 5.5 - CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

      The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

      (a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed; and

      (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

      (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and


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      (d) The payment to the Company (or other employer corporation) of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option; and

      (e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

SECTION 5.6 - RIGHTS AS SHAREHOLDERS

The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such holders.

SECTION 5.7 - TRANSFER RESTRICTIONS

      Unless otherwise approved in writing by the Committee, no shares acquired upon exercise of any Option by any Officer may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such Option was granted. The Committee, in its absolute discretion, may impose such other restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such other restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of stock, acquired by exercise of an Incentive Stock Option, within two years from the date of granting such Option or one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Option refer to such requirement to give prompt notice of disposition.


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                                   ARTICLE VI

                            STOCK APPRECIATION RIGHTS

SECTION 6.1 - GRANT OF STOCK OPTION RIGHTS

      A Stocks Appreciation Right may be granted to any Employee who receives a grant of an Option under the Plan. A Stock Appreciation Right may be granted in connection and simultaneously with the grant of an Option or with respect to a previously granted Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, including the following:

      (a) A Stock Appreciation Right shall be related to a particular Option and shall be exercisable only to the extent the related Option is exercisable.

      (b) A Stock Appreciation Right shall be granted to the Optionee to the maximum extent of 100% of the number of shares subject to the simultaneously or previously granted Option.

      (c) A Stock Appreciation Right shall entitle the Optionee (or other person entitled to exercise the Option pursuant to Section 5.1) to surrender unexercised a portion of the Option to which the Stock Appreciation Right relates to the Company and to receive from the Company in exchange therefor an amount, payable in shares of the Company's Common Stock (valued pursuant to Section 4.2 (b)) or, in the discretion of the Committee, in cash, determined by multiplying the lesser of (i) the difference obtained by subtracting the Option exercise price per share of the Company's Common Stock subject to the related Option from the fair market value (as determined under Section 4.2 (b) of a share of the Company' s Common Stock on the date of exercise of the Stock Appreciation Right or (ii) two times the Opting Exercise price per share of the Company's Common Stock subject to the related Option, by the number of shares of the Company's Common Stock subject to the related Option with respect to which the stock Appreciation Right shall have been exercised.

SECTION 6.2 - EXERCISE OF STOCK APPRECIATION RIGHTS

      (a) Except in the case of death or disability (within the meaning of Section 22(e)(3) of the Code) of the Optionee, no Stock Appreciation Right shall be exercisable during the first six months after a Stock Appreciation Right is granted with respect to an outstanding Option.

      (b) A Stock Appreciation Right may be exercised for cash only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the Employee to receive cash, in whole or in part, upon exercise of his Stock Appreciation Right (subject to the approval of the Committee) made at least six months prior to the exercise of the Stock Appreciation Right.


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                                   ARTICLE VII

                                 ADMINISTRATION

SECTION 7.1 - STOCK OPTION COMMITTEE

      The Stock Option Committee shall consist of two or more Disinterested Directors, appointed by and holding office at the pleasure of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

SECTION 7.2 - DUTIES AND POWERS OF COMMITTEE

      It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the basic purpose of the Plan to grant "incentive stock options" within the meaning of Section 422 of the Code. The Board shall have no right to exercise any of the rights or duties of the Committee under the Plan.

SECTION 7.3 - MAJORITY RULE.

      The Committee shall act by a majority of its members i office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

SECTION 7.4 - COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

      Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.


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                                  ARTICLE VIII

                                OTHER PROVISIONS

SECTION 8.1 - OPTIONS AND STOCK APPRECIATION RIGHTS NOT TRANSFERABLE

      No Option, Stock Appreciation Right or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this
Section 8.1 shall prevent transfers by will or by the applicable laws of descent and distribution.

SECTION 8.2 - AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN

      The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee; PROVIDED that the provisions set forth in Section 3.3(c) of the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder. However, without approval of the Company's shareholders given within 12 months before or after the action by the Committee, no action of the Committee may, except as provided in Section 2.4, increase any limit imposed in
Section 2.1 on the maximum number of shares which may be issued on exercise of Options, materially modify the eligibility requirements of Section 3.1, reduce the minimum Option price requirements of Section 4.2(a), extend the limit imposed in this Section 8.2 on the period during which Options or Stock Appreciation Rights may be granted or amend or modify the Plan in a manner requiring shareholder approval under Rule l6b-3 or Code Section 162(m). Neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option or Stock Appreciation Right, alter or impair any rights or obligations under any Option or Stock Appreciation Right theretofore granted. No Option or Stock Appreciation Right may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option or Stock Appreciation Right be granted under this Plan after the first to occur of the following events:

      (a) The expiration of ten years from the date the Plan is adopted by the Board; or

      (b) The expiration of ten years from the date the Plan is approved by the Company's shareholders under Section 8.3.

SECTION 8.3 - APPROVAL OF PLAN BY SHAREHOLDERS

      This Plan will be submitted for the approval of the Company's shareholders within 12 months after the date of the Board's initial adoption of the Plan. Options and Stock Appreciation Rights may be granted prior to such shareholder approval; provided, however, that such Options


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and Stock Appreciation Rights shall not be exercisable prior to the time when the Plan is approved by the shareholders; provided, further, that if such approval has not been obtained at the end of said 12-month period, all Options and Stock Appreciation Rights previously granted under the Plan shall thereupon be canceled and become null and void. The Company shall take such actions with respect to the Plan as may be necessary to satisfy the requirements of Rule 16b-3(b) and Code Section 162(m).

SECTION 8.4 - EFFECT OF PLAN UPON OTHER OPTION AND COMPENSATION PLANS

      The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for Directors or employees of the Company, any Parent Corporation or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 8.5 - TITLES

      Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

SECTION 8.6 - CONFORMITY TO SECURITIES AND TAX LAWS

      The Plan is intended to conform to the extent necessary with all provisions of the Securities Act, the Exchange Act and the Code and any and all regulations and rules promulgated by the Securities and Exchange Commission and the United States Treasury thereunder, including without limitation Rule 16b-3 and Regulations adopted pursuant to Code Section 162(m). Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Without limiting the generality of the foregoing, it is intended that the grant of Options to Directors pursuant to Section 3.3(c) be fixed and automatic and that the Plan be administered in a manner so as to preclude the exercise of any discretion by the Committee with respect to Options granted to Directors pursuant to Section 3.3(c) (other than the limited discretion provided in Sections 2.4 and 4.6, relating to changes in shares and adjustments in outstanding Options, Section
4.1 relating to certain terms and conditions consistent with the Plan, and Sections 5.3(d) and 5.5 relating to compliance with securities laws). Consequently, notwithstanding any provision of the Plan or any award agreement issued hereunder to the contrary, the Committee shall not have the authority to consent to or take any of the discretionary actions set forth in Sections 1.22, 4.4(b), 4.7, 5.2, 5.3(b) (ii), 5.3(b)(iii), 5.3(b)(iv), 5.3(c)(i), 5.3(c)(ii),
5.4(ii) and 5.7 with respect to Options granted to Directors pursuant to Section 3.3(c) and any purported consent or discretionary action shall be deemed null and void and without


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effect. In conformity with the foregoing, the Option expiration date with respect to Options granted pursuant to Section 3.3(c) shall be determined in accordance with the fixed periods prescribed by Section 4.4(a).


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